99.1

Resignation Letter of Ms. Bella Tsang

Bella Tsang

Principal financial officer and Treasurer

October 29, 2015

Kenneth Tan

President, CEO and Director

Sino Payments, Inc.

7/F., DartonTower

142 WaiYip Street, Kwun Tong

Kowloon, Hong Kong

Dear Kenneth Tan,

I hereby resign from my positions as Principal financial officer and Treasurer with Sino Payments, Inc. (the “Company”), effective November 5, 2015. My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, controls, regulatory compliance or practices.

I will remain to serve as the Company’s Secretary and as a member of the Company’s Board of Directors. Thank you for the opportunities that the Company has given me during the period.

Best Regards,

/s/ Bella Tsang

Bella Tsang